EXHIBIT 99.1

Spray-On Gene Therapy With RenovaCare SkinGun™ in New Study Underway at King’s College London

ROSELAND, N.J., March 30, 2020 (GLOBE NEWSWIRE) -- RenovaCare, Inc. (Symbol: RCAR; www.renovacareinc.com), developer of patented technologies for spraying self-donated stem cells for the regeneration of skin and other organs and tissues, today announced that the Company’s novel SkinGun™ is now being used to apply regenerative cells in a preclinical study of new gene therapies, underway at King’s College London. Researchers are using the SkinGun™ to ultra-gently spray gene-supplemented cells for accelerated wound healing in Recessive Dystrophic Epidermolysis Bullosa (RDEB), a debilitating skin disease which afflicts young children and leads to premature death.

“We are proud to support this much-needed gene therapy work on RDEB at King’s College London. It’s especially inspiring that this preclinical study marks the first-ever use of our SkinGun™ for a therapeutic application beyond the spray of our own RenovaCare cell therapy for burns and wounds,” stated Mr. Alan L. Rubino, President & CEO of RenovaCare, Inc.

Over 70 patients with various types of second-degree burns have been treated on an experimental basis utilizing the technology underlying the Company’s SkinGun™, which RenovaCare has developed as a potential alternative to skin grafting and other treatment options. Sprayed with a gentle mist of their own skin cells, many of these patients left the hospital within days, avoiding generally painful skin graft surgeries and potentially prolonged hospitalization.

While RenovaCare continues pursuing the regulatory pathway for burns using its own cell isolation, the Company was awarded new patent protections in 2019 expanding the use of its SkinGun™ to spray all varieties of cells and tissues and enabling the gene therapy study announced today.

“Patient-friendly effective therapies for RDEB are desperately needed. Our preclinical investigation of this new gene therapy with the SkinGun™ provides for a non-invasive gentle spray of regenerative cells to the wound site in order to improve the wound site and minimize pain,” explained Co-Principal Investigator, Dr. Su Lwin, Dermatology Registrar and Honorary Clinical Research Fellow at St John’s Institute of Dermatology, Guy’s and St Thomas’ NHS Foundation Trust, and King’s College London.

Dr. Su Lwin, Co-Principal Investigator

Dr. Su Lwin, Co-Principal Investigator, Spray-On Gene Therapy Uses RenovaCare SkinGun™, in King’s College Pre-Clinical Study

“Our goal from this early work is to realize longer-lasting therapeutic benefits including prevention of scarring, a condition which can severely restrict motion and lead to permanent disfigurement in RDEB such as fusing of the fingers, toes, and mouth, leaving young patients unable to eat and wheelchair-reliant by their teenage years in some cases. Sadly, many do not survive due to skin cancers and other complications,” concluded Dr. Lwin.

“This preclinical study will provide us with essential spray-on gene therapy data required for human applications,” stated Dr Michael Antoniou, Head of the Gene Expression and Therapy Group at the Department of Medical and Molecular Genetics of King’s College London, and Co-Principal Investigator of this study.

“We hope to translate this data into readily-available clinical therapies to benefit a wider population of RDEB sufferers,” stated Professor John McGrath, another Co-PI of this collaboration. Professor McGrath serves as the Mary Dunhill Chair in Cutaneous Medicine at King’s College London and Head of the St John’s Institute of Dermatology, the Guy’s and St Thomas’ NHS Foundation Trust in London.

The preclinical gene therapy study announced today is the result of a Research Agreement entered into between RenovaCare and King’s College London. King’s College funding for this study is provided by DEBRA UK.

Dr. Su Lwin, Dr Michael Antoniou and Professor John McGrath are Co-Principal Investigators of this spray-on gene therapy study.

The King’s College team is working directly with Dr. Roger Esteban-Vives, RenovaCare Vice President of Research & Product Development for use of the Company’s SkinGun™.

About RenovaCare
RenovaCare, Inc. is developing first-of-its-kind autologous (self-donated) stem cell therapies for the regeneration of human organs. Its initial product under development targets the body’s largest organ, the skin. The company’s flagship technology, the CellMist™ System, uses its patented SkinGun™ to spray a liquid suspension of a patient’s stem cells – the CellMist™ Solution – onto wounds.

RenovaCare is developing its CellMist™ System as a promising new alternative for patients suffering from burns, chronic and acute wounds, and scars. In the US alone, this $45 billion market is greater than the spending on high-blood pressure management, cholesterol treatments, and back pain therapeutics.

RenovaCare products are currently in development. They are not available for sale in the United States. There is no assurance that the Company’s planned or filed submissions to the U.S. Food and Drug Administration will be accepted or cleared by the FDA.

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